As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aterian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1739858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Yaniv Sarig

Chief Executive Officer

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(347) 676-1681

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joseph A. Risico, Esq.	Jeffrey T. Hartlin, Esq.
Chief Legal Officer	Paul Hastings LLP
Aterian, Inc.	1117 S. California Avenue
37 East 18th Street, 7th Floor	Palo Alto, California 94304
New York, NY 10003

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share—Issuable pursuant to awards available for future issuance under the 2018 Plan	1,875,957(2)	$16.25(3)	$30,484,301.25(3)	$3,325.84
Total	1,875,957	—	$30,484,301.25	$3,325.84

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Registrant (as defined below) that become issuable under the Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents 1,875,957 shares of Common Stock that were automatically added to the shares reserved for future issuance under the 2018 Plan. The 2018 Plan provides that the number of shares reserved for issuance under the 2018 Plan will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2019 and ending on and including January 1, 2028, by the lesser of (a) such number of shares of Common Stock equal to 15% of the number of shares of Common Stock Deemed Outstanding (as defined in the 2018 Plan) on the immediately preceding December 31st, minus the number of shares of Common Stock in the Share Reserve (as defined in the 2018 Plan) as of immediately prior to the increase, and (b) a number determined by the Registrant’s board of directors.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on $16.25 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on May 24, 2021, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

Aterian, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 1,875,957 additional shares of Common Stock reserved for issuance under the 2018 Plan.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-232087 and 333-251295) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 13, 2019 and December 11, 2020 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 2,661,731 shares of Common Stock under the 2018 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 16, 2021;

(b)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the Commission on April 29, 2021;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on May 11, 2021;

(d)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February  3, 2021, February 9, 2021, March  8, 2021 (other than with respect to Item 2.02 and Exhibit 99.1 thereof), March  26, 2021, April 2, 2021, April  9, 2021, April  30, 2021 (other than with respect to Item 7.01 and Exhibit 99.1 thereof), May  5, 2021 and May 11, 2021;

(e)	The Registrant’s Current Reports on Form 8-K/A filed with the Commission on April 20, 2021 and May 14, 2021; and

(f)

The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-38937), filed with the Commission on June 11, 2019, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(347) 676-1681

Attn: Chief Executive Officer

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2019 and incorporated herein by reference).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

3.3	Certificate of Correction of Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

3.4	Second Amended and Restated Bylaws (previously filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231381) filed on May 24, 2019 and incorporated herein by reference).

4.2	Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan.

4.3	Form of Stock Option Agreement under the Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-231381) filed on May 10, 2019 and incorporated herein by reference).

4.4	Form of Restricted Stock Award Agreement under the Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-8 filed on June 13, 2019 and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Mayer Hoffman McCann P.C.

23.3	Consent of Boeckermann Grafstrom & Mayer, LLC.

23.4	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 28, 2021.

Aterian, Inc.

By:	/s/ Yaniv Sarig
Name:	Yaniv Sarig
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yaniv Sarig, Arturo Rodriguez and Joseph A. Risico, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yaniv Sarig Yaniv Sarig	President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2021

/s/ Arturo Rodriguez Arturo Rodriguez	Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2021

/s/ Bari Harlam Bari Harlam	Director	May 28, 2021

/s/ William Kurtz William Kurtz	Director	May 28, 2021

/s/ Greg B. Petersen Greg B. Petersen	Director	May 28, 2021

/s/ Amy von Walter Amy von Walter	Director	May 28, 2021